UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2022

Eaton Corporation plc
(Exact name of registrant as specified in its charter)

Ireland	000-54863	98-1059235
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Eaton House, 30 Pembroke Road, Dublin 4, Ireland	D04 Y0C2
(Address of principal executive offices)	(Zip Code)
+353 1637 2900
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Ordinary shares ($0.01 par value)	ETN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Off-Balance Sheet Arrangement of a Registrant.

On August 23, 2022, Eaton Corporation (“Eaton”), a subsidiary of Eaton Corporation plc (the “Company”), closed its sale of 4.150% sustainability-linked senior notes due 2033 (the “Sustainability-Linked Notes”) and 4.700% senior notes due 2052 (the “2052 Notes,” and together with the Sustainability-Linked Notes, the “Notes”) in the principal amount of $2.0 billion.

The Notes have been registered under the Securities Act of 1933, as amended, pursuant to a registration statement (the “Shelf Registration Statement”) on Form S-3ASR (No. 333-259545) previously filed with the U.S. Securities and Exchange Commission. The Notes were sold pursuant to a prospectus, dated September 15, 2021 (the “Base Prospectus”), forming a part of the Company’s Shelf Registration Statement, and a prospectus supplement dated August 16, 2022 (the “Prospectus Supplement”).

The aggregate net proceeds received by Eaton from the sale of the Notes were approximately $1.98 billion, after deducting the underwriting discount and expenses. Eaton intends to use the net proceeds of this offering for the redemption of Eaton’s outstanding 2.750% senior notes due 2022 and 3.68% senior notes due 2023, and for general corporate purposes.

The Notes were issued pursuant to an indenture, dated as of August 23, 2022 (the “Base Indenture”), among Eaton, the Company, certain of the Company’s subsidiaries (together with the Company, the “Guarantors”) and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”), as supplemented by a first supplemental indenture with respect to the Sustainability-Linked Notes (the “First Supplemental Indenture”) and a second supplemental indenture with respect to the 2052 Notes (the “Second Supplemental Indenture” and, together with the Base Indenture and the First Supplemental Indenture, the “Indenture”), all of even date with the Base Indenture.

Interest on the Sustainability-Linked Notes is payable semi-annually in arrears on each March 15 and September 15, commencing on March 15, 2023, and interest on the 2052 Notes is payable semi-annually in arrears on each February 23 and August 23, commencing on February 23, 2023. The Sustainability-Linked Notes will bear interest at 4.150% per annum (the “Initial Rate of Interest”) and the 2052 Notes will bear interest at 4.700% per year. The Sustainability-Linked Notes will mature on March 15, 2033 and the 2052 Notes will mature on August 23, 2052.

From and including September 15, 2028 (the “Interest Rate Step-Up Date”), the interest rate accruing on the Sustainability-Linked Notes will be increased by an additional 25 basis points (0.25%) per annum unless Eaton notifies the Trustee on or before the date that is 15 days prior to the Interest Rate Step-Up Date that in respect of the year ended December 31, 2027: (A) the Sustainability Performance Target (as defined in the First Supplemental Indenture) has been satisfied and (B) Eaton receives a related assurance letter verifying the amount of its Scope 1 and Scope 2 Emissions as of such date.

Prior to December 15, 2032, in the case of the Sustainability-Linked Notes, and February 23, 2052, in the case of the 2052 Notes, the Issuer may redeem the applicable series of Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date on a semi-annual basis (calculated in accordance with the terms of the Indenture) at the Treasury Rate plus 25 basis points less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the series of Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after December 15, 2032, in the case of the Sustainability-Linked Notes, and February 23, 2052, in the case of the 2052 Notes, the Issuer may redeem such series of Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of such Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

The Notes are subject to redemption upon at least 10 days but not more than 60 days’ notice to each registered holder of the Notes to be redeemed, at any time, as a whole or in part, at the election of Eaton, in accordance with the terms of the Indenture.

The Notes are Eaton’s unsecured and unsubordinated obligations ranking equally with Eaton’s other unsecured and unsubordinated indebtedness from time to time outstanding. The guarantees of the Notes are unsecured and unsubordinated obligations of the Guarantors.  The Notes and the guarantees are Eaton’s and the applicable guarantor’s unsecured and unsubordinated obligations ranking equally with their other respective unsecured and unsubordinated indebtedness from time to time outstanding.

The foregoing description of the issuance and sale of the Notes and the terms thereof does not purport to be complete and is qualified in its entirety by reference to the Base Indenture, the First Supplemental Indenture and the Second Supplemental Indenture, attached hereto as Exhibits 4.2 and 4.3, respectively, and incorporated herein by reference. The forms of Notes and the forms of guaranty for the Notes, which are included as part of the First Supplemental Indenture and the Second Supplemental Indenture, are filed as Exhibit 4.4, and is incorporated herein by reference.

In the ordinary course of their respective businesses, the underwriters and their affiliates have engaged, and may in the future engage, in commercial banking, investment banking transactions and/or advisory services with the Company and its affiliates, for which they have received, and in the future expect to receive, customary compensation. In addition, affiliates of the underwriters from time to time have acted or in the future may continue to act as lenders to the Company and its affiliates, for which they have received or expect to receive customary compensation.

Item 8.01 Other Events.

Opinions regarding the legality of the Notes are filed as Exhibit 5.1, 5.2, 5.3, 5.4 and 5.5 hereto, and are incorporated by reference into the Registration Statement, and consents relating to the incorporation of such opinions are incorporated by reference into the Registration Statement and are filed as Exhibit 23.1, 23.2, 23.3, 23.4 and 23.5 hereto by reference to their inclusion within Exhibits 5.1, 5.2, 5.3, 5.4 and 5.5.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

4.1	Indenture, dated as of August 23, 2022, among the Eaton, the Guarantors and the Trustee.

4.2	First Supplemental Indenture, dated as of August 23, 2022, among Eaton, the Guarantors and the Trustee.

4.3	Second Supplemental Indenture, dated as of August 23, 2022, among Eaton, the Guarantors and the Trustee.

4.4	Form of the Notes, including the Guarantees (included as part of Exhibits 4.2 and 4.3).

5.1	Opinion of Lizbeth L. Wright, Eaton Corporation’s Counsel and Assistant Secretary, as to the validity of the Notes.

5.2	Opinion of McCann FitzGerald, Irish counsel, as to the validity of the Notes.

5.3	Opinion of De Brauw Blackstone Westbroek N.V., Dutch counsel, as to the validity of the Notes.

5.4	Opinion of White & Case (Luxembourg) S.à r.l., Luxembourg Counsel, as to the validity of the Notes.

5.5	Opinion of White & Case LLP, New York counsel, as to the validity of the Notes.

23.1	Consent of Lizbeth L. Wright (included in Exhibit 5.1).

23.2	Consent of McCann FitzGerald (included in Exhibit 5.2).

23.3	Consent of De Brauw Blackstone Westbroek N.V. (included in Exhibit 5.3).

23.4	Consent of White & Case (Luxembourg) S.à r.l. (included in Exhibit 5.4).

23.5	Consent of White & Case LLP (included in Exhibit 5.5).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EATON CORPORATION

Dated: August 23, 2022

	By:	/s/ Taras G. Szmagala
Taras G. Szmagala
Executive Vice President and Chief Legal Officer